19 May 2000                                                11140-007-WAW-o01-v03


Bonso Electronics International Inc
Flat A-D, 8th Floor
Universal Industrial Centre
23 - 25 Shan Mei Street, Fo Tan
Shatin, New Territories
Hong Kong


Dear Sirs

Bonso Electronics International Inc.

We have acted as British Virgin Islands counsel for Bonso Electronics International Inc., a British Virgin Islands corporation (the "Company"), in connection with the registration under the United States Securities Act of 1933 of 2,174,403 Common Stock Purchase Warrants, 1,087,201 Common Shares issuable on exercise of the Warrants and 250,000 shares of common stock which may be issued upon exercise of outstanding warrants and 350,000 outstanding Common Shares offered by selling shareholders (the "Selling Shareholders") (together the "Securities"). All capitalized terms used herein which are not defined herein shall have the meanings ascribed thereto in the Registration Statement.

1.   For the purpose of this opinion we have reviewed the following documents:

     (a) the Registration Statement on Form F-3 provided to us ("Registration Statement") filed by the Company with the United States Securities and Exchange Commission for the purpose of registering the Securities;

     (b) (i) the Memorandum & Articles of Association and Certificate of Incorporation of the Company;

          (ii) resolutions of directors of the Company dated 5 January 2000 and 8 March 2000 authorising the issue of the Warrants and, pursuant thereto, the Common Shares; and

          (iii) registered agent's certificate dated 17 March 2000 issued by HWR Services Ltd, the registered agent of the Company in the British Virgin Islands.

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     We have also made such other enquiries and reviewed such matters of law and examined the originals, certified or otherwise identified to our satisfaction, of such other documents, records, agreements and certificates as we have considered relevant for the purposes of giving the opinion expressed below.

2.   In giving this opinion we have assumed the following:

     (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

     (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents;

     (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof; and

     (d) that the performance of any obligation under any documents in any jurisdiction outside the British Virgin Islands will not be illegal or ineffective under the laws of that jurisdiction.

3. Based on the foregoing and subject to the qualifications set forth in paragraph 4 below, we are of the following opinions:

     (a) The Company has been duly organized and is validly existing and in good standing as a limited liability International Business Company under the laws of the British Virgin Islands. Bonso has full power and authority (corporate and otherwise) to conduct its business as described in the Registration Statement.

     (b) The Company's authorized capital consists of 23,333,334 Common Shares, $0.003 par value. Prior to the sale of the Securities, the Company's issued and outstanding shares consisted of 5,512,610 Common Shares which are held of record as indicated in the Registration Statement. All of such issued shares have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to pre-emptive rights of any shareholders of the Company. There are no securities laws in the British Virgin Islands to which the issue of the shares are subject.

     (c) The 1,087,201 Common Shares issuable upon exercise of the Warrants have been duly authorized and upon the purchase, receipt of full payment, issuance and delivery thereof in accordance with the terms of the Registration Statement will be validly issued, fully paid and non-assessable, are not subject to pre-emptive rights of any shareholder of the Company and conform to the description thereof in the Registration Statement. The 600,000 Common Shares to be sold by the Selling Shareholders have been duly authorized and will not be subject to pre-emptive rights of any shareholder of the Company and will conform to the description thereof in the Registration Statement.

     (d) Upon purchase of the Securities, any underwriter or other purchaser thereof will, to the best of our knowledge, receive good, valid and marketable title to the Securities, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer, stockholders' agreements, voting trusts and other defects of title whatsoever.

     (e) To the best of our knowledge, there are no outstanding options, warrants, calls, rights or other commitments relating to the share capital of the Company other than as disclosed in the Registration Statement.

     (f) To the best of our knowledge, all of the Common Shares of Bonso Electronics Limited, a company incorporated under the laws of Hong Kong ("Bonso HK"), owned by Bonso HK are owned beneficially by the Company and are subject to no mortgage, pledge, lien, encumbrance, charge or adverse claim.

     (g) The conduct of the business of the Company as described in the Registration Statement, does not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Memorandum and Articles of Association or of any indenture, mortgage, agreement, instrument, order, writ, judgment or decree known to us to which the Company is a party or by which any of its properties are bound, nor violate any existing law, rule, regulation, judgment or decree or any governmental body or court of the British Virgin Islands having jurisdiction over the Company or any of its properties.

     (h) No British Virgin Islands governmental approvals, authorisations or other actions are required in connection with the issue of the Securities and the conduct of the business of the Company as described in the Registration Statement.

     (i) The descriptions in the Registration Statement of applicable British Virgin Islands law are accurate and fairly present such law.

     (j) We have no reason to believe that the Registration Statement (except that we do not express an opinion as to the financial statements or other financial data included therein) contains any untrue statement of a material fact required to be stated therein or omits any material fact necessary to make the statements therein not misleading.

4. This legal opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and is currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion in the laws of any other jurisdiction.

5. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement with respect to our firm under the headings "Risk Factors -- Certain Legal Consequences of Foreign Incorporations and Operations" and "Legal Matters" included in the Registration Statement.

Yours faithfully

/s/ HARNEY WESTWOOD & RIEGELS
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HARNEY WESTWOOD & RIEGELS